Exhibit 13.2

Written Statement of the Senior Executive Vice President Human Resources &
Finance, Chief Financial Officer pursuant to 18 U.S.C. §1350

     Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Senior Executive Vice President Human Resources & Finance, Chief Financial Officer of Compagnie Générale de Géophysique (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 20-F of the Company for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michel PONTHUS

Michel PONTHUS

April 18, 2005

A signed original of this written statement required by Section 906 has been provided to Compagnie Generale de Geophysique and will be retained by Compagnie Generale de Geophysique and furnished to the Securities and Exchange Commission or its staff upon request.